LICENSE AGREEMENT

      THIS AGREEMENT, effective as of the 11th day of August, 2000, is by and between Interactive Digital Media Corporation ("IDM") a partially owned subsidiary of 3DM International, Inc. ("3DMI"), being a corporation organized and existing under the laws of the State of Arizona, and having its principal offices at 7432 E. Terra Buena Lane, #101, Scottsdale, Arizona 85260 (together to be known as "IDM Group"), and CompuSonics Video Corporation ("CPVD"), a corporation organized and existing under the laws of Colorado and having its principal offices at 32751 Middlebelt Road, Suite B, Farmington Hills, Michigan, 48334.

                                    RECITALS
      IDM Group desires to obtain a license under certain patents relating to a process in which CPVD is licensing technology, to manufacture, have manufactured, use, and sell products using these patented processes and CPVD is willing to grant a license under certain terms and conditions.
      NOW, THEREFORE, CPVD and IDM Group agree as follows:

ARTICLE 1. DEFINITIONS
1.1   LICENSED  PATENTS shall mean U.S.  Patent No.  4,472,747  (Audio Digital
            Recording and Playback System), and Patent No. 4,755,889 (Audio and Video Digital Recording and Playback System), copies of which are included on Schedule A, and any patents that may issue from a
            corresponding   foreign  Patent   Cooperation   Treaty,  or  other
            regional type of patent application, or any continuations or divisions of the above U.S. Patents.
1.2 LICENSED PRODUCTS shall mean an Audio Digital Recording and Playback System and an Audio and Video Digital Recording and Playback System or parts thereof and which are covered by one or more claims of the LICENSED PATENTS.
1.3 IMPROVEMENTS shall mean any enhancement, modification, or improvement to LICENSED PRODUCTS conceived or reduced to practice by IDM Group and as to which IDM Group has the right to grant licenses or sub licenses during the term of this Agreement.
1.4 CPVD Associate Companies shall mean any company in which CPVD owns, directly or indirectly, now or in the future, 25% or more of the capital or voting stock.
1.5 IDM Group shall mean 3DMI and any company in which 3DMI (or IDM) owns, directly or indirectly, now or in the future, 50% or more of the capital or voting stock.

ARTICLE 2. LICENSE GRANT
2.1         CPVD grants to IDM Group a nonexclusive,  worldwide, royalty-bearing
            license,   under  the  LICENSED   PATENTS,   to  manufacture,   have
            manufactured, use, and sell LICENSED PRODUCTS.

ARTICLE 3. ROYALTY
3.1 In consideration for the license hereby granted, IDM Group agrees to pay to CPVD a royalty as follows:
3.1.1 A lump sum, non-refundable payment of One Hundred Thousand U.S. Dollars ($100,000.00), Ten Thousand Dollars ($10,000.00)
                  in cash within twenty (20) days after the effective date hereof, and Ninety Thousand Dollars ($90,000.00) on a six-month ten percent (10%) note to CPVD. This amount shall be credited against future royalties which become due under 3.1.2; and

3.1.2 A royalty payment of five percent (5%) of IDM Group's "NET SALES" (defined as gross selling price less deductions for returns, rejections, price adjustments, credits, and similar amounts) for each LICENSED PRODUCT, which is manufactured and sold by IDM Group in transactions other than with CPVD or CPVD ASSOCIATED COMPANIES, effective as of the date of the last party to sign this Agreement.
3.2 In the event that any payments are made after the date payment is due, such payment shall include interest for the number of days beyond the due date that such payment is made with interest accrued daily at an annual interest rate one percent (1%) over the highest prime rate announced as such on the due date by Comerica Bank of Detroit, Michigan.
3.3   In the event that any government or any subdivision  thereof imposes any taxes, including income taxes, withholding taxes, stamp taxes, registration taxes, turnover taxes, value added taxes, or other duties or government charges of any kind levied on this Agreement by reason of execution or performance thereof, IDM Group shall not set off against such fees any royalties due CPVD, except that
            income   taxes   imposed   by  the  such   government(s)   or  any
            subdivision(s) thereof on CPVD on the amounts payable under this Agreement and paid by IDM Group on CPVD's behalf, shall be deducted by IDM Group from any royalties payable by IDM Group to CPVD. IDM Group shall file an Application Form For Income Tax Convention to those such governments for the application of applicable percent income tax rate, and IDM Group shall send CPVD the official certificates of receipt for such income tax payments.

ARTICLE 4. RECORDS AND REPORTS
4.1         Except as provided in Article 4.6, IDM Group agrees to keep adequate
            records  to  show  the  quantity  and  type  of  LICENSED   PRODUCTS
            manufactured and sold by IDM Group, and to keep records of such other related information in sufficient detail to enable the royalties payable under this Agreement to be determined by CPVD or CPVD's designated agent.
4.2 Except as provided in Article 4.6, IDM Group agrees to submit semi-annual written reports to CPVD at the address provided in
            Article 8 within thirty (30) days after June 30th and December 31st of each year of the term of this Agreement. Each such report shall state the number, selling price and type of LICENSED PRODUCTS manufactured and sold by IDM Group during the immediate preceding six (6) calendar months. IDM Group shall submit a final report within sixty (60) days immediately following the expiration or termination of this Agreement.
4.3   At the same time that each report is due  hereunder as stated in Article
            4.2, IDM Group shall pay to CPVD the royalties payable in accordance with Article 3.1 for the immediately preceding six (6) calendar months. Such payments shall be made to the account of CPVD by wire transfer to Michigan National Bank, Farmington Hills, Michigan 48334, upon instructions provided to IDM Group by CPVD. All royalties are to be paid in U.S. currency, and to the extent the sales transaction occurred outside the U.S., the royalty obligation will be computed by making conversion to U.S.
            currency  as  of  the  date  the  royalty  comes  due,   based  on
            conversion  rates  published  in  the  Wall  Street  Journal  U.S.
            Edition.
4.4   IDM Group  shall  permit  its books and  records  relating  to  LICENSED
            PRODUCTS to be examined upon reasonable advance written notice during the term of this Agreement by CPVD or CPVD's authorized
            representatives   during  usual  business  hours,  to  the  extent
            necessary   to  verify   the   reports   and   payments   required
            hereunder.  CPVD agrees to maintain  in  confidence,  and to cause
            CPVD's   designated   representative   engaged  to  conduct   such
            examination, to agree to maintain in confidence, information obtained form IDM Group, and to use such information solely in connection with CPVD's royalty rights hereunder.

4.5   In the event CPVD's  designated  representative  finds a discrepancy  in
            IDM Group's books and records, or in any report or statement issued by IDM Group pursuant to this Article 4, the parties shall endeavor to resolve such discrepancy through negotiation. If they are unable to do so within thirty (30) days after notice of any discrepancy has been provided to IDM Group, and the amount of the claimed discrepancies, in the aggregate, is greater than 5% of the amount of royalties reported by IDM Group, the parties shall jointly engage the services of a nationally recognized firm of certified public accountants (the "National CPA Firm") to
            investigate.   The  parties   agree  to  be  bound  by  the  final
            determination of the National CPA Firm. CPVD will bear all of the costs of the National CPA Firm if the claimed discrepancies, in the aggregate, do not exceed 5% of the amount reported by IDM Group; IDM Group will bear all such costs of the National CPA Firm if the aggregate of the claimed discrepancies is 5% or more of the amount reported by IDM Group. If the parties are unable to agree on the selection of a National CPA Firm, they shall use the services of the Center of Public Resources to make the
            selection.   Additional  amounts  found  due  and  owing  to  CPVD
            pursuant to this Article 4.5 shall be paid promptly by IDM Group together with interest thereon from the original due date at the same rate for late payments as provided for in Article 3.3 hereof.
4.6 IDM Group shall not be required to maintain records or submit reports as required by Article 4.1 and 4.2 for any LICENSED PRODUCTS manufactured for or sold to CPVD ASSOCIATED COMPANIES.

ARTICLE 5. GRANTBACKS.
5.1 IDM Group agrees to grant CPVD and CPVD ASSOCIATED COMPANIES a worldwide, royalty-free, irrevocable license to manufacture, have manufactured, use and sell products incorporated such IMPROVEMENTS for products manufactured or sold by CPVD ASSODCIATED COMPANIES, or for service/replacement parts on products manufactured for or sold by CPVC ASSOCIATED COMPANIES.
5.2 IDM Group agrees to communicate to CPVD and CPVD parties provided for in Article 8 in reasonable detail all IMPROVEMENTS, as they become available. IDM Group shall not be obligated to disclose any confidential or proprietary information of third parties as part of the communication requirements of this Article 5.2.

ARTICLE 6. WARRANTY AND INDEMNIFICAITON
6.1 EXCEPT AS PROVIDED IN ARTICLE 6.1, CPVD MAKES NO REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE
            LICENSED PRODUCTS HEREUNER, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Without in any way limiting the generality of the foregoing, CPVD makes no representation or warranty that the manufacture, use, distribution or sale of the LICENSED PRODUCTS (directly or indirectly) will not infringe upon any patent, copyright or other intellectual property right of any third party, and no representation or warranty as to the safety or suitability of such LICENSED PRODUCTS or components or the subject matter of the LICENSED PATENTS.

6.2   IDM  Group  agrees to  indemnify  and hold  harmless  CPVD and each CPVD
            ASSOCIATED COMPANY with respect to any and all claims made against any of them arising in connection with the manufacture or sale by IDM Group of any LICENSED PRODUCTS (other than LICENSED PRODUCTS sold to CPVD ASSOCIATED COMPANIES responsibility for which is controlled by the terms of sale and purchase agreement). IDM Group covenants that, at its own expense, at the request of CPVD, it will investigate and resolve every such claim made and defend every suit, action or proceeding that may be brought against CPVD or any CPVD ASSOCIATED COMPANY based on any claim, including, but not limited to, any suit, action or proceeding brought based on tort or product liability claims. IDM Group agrees to pay all costs, damages, expenses (including reasonable outside attorney's fees incurred by CPVD or any CPVD ASSOCIATED COMPANY), and judgments that CPVD or any CPVD ASSOCIATED COMPANY may sustain by reason of any such claim, suit, action or proceeding. CPVD shall, within a reasonable period of time, give IDM Group written notice of any such claim, counterclaim, suit, action, or proceeding. IDM Group shall employ counsel acceptable to CPVD, in defense of same, and CPVD shall provide reasonable cooperation and support in such defense.

ARTICLE 7. TERM AND TERMINATION
7.1   This  Agreement   shall  continue  until  the  expiration  date  of  the
            last-to-expire  of the LICENSED  PATENTS.  IDM Group may terminate this  agreement  upon  ninety  (90) days  written  notice to CPVD.
            Such  termination  shall not affect  royalty  payment  obligations
            accrued   pursuant  to  Article  3,   recordings   and   reporting
            obligations pursuant to Articles 4.2 and 4.3, or IDM Group's indemnification obligations pursuant to Article 6.3.
7.2   CPVD may terminate  this  Agreement upon ninety (90) days written notice to IDM Group for failure of IDM Group to fulfill any of its obligations hereunder, provided, however, if during said ninety
            (90) day period IDM Group shall have fulfilled such obligations, this Agreement shall continue in full force and effect as if such notice had not been given. IDM Group shall continue to be liable for all royalties payable hereunder up to the date of such termination. In the event of such termination, IDM Group shall render a final report and payment by the next semi-annual reporting and payment date in accordance with Articles 4.2 and 4.3, and shall permit a final examination of its books and records pursuant to Article 4.4.

ARTICLE 8. NOTICES.
8.1 any notice or other communication required or contemplated hereunder shall be in writing and shall be deemed to have been duly given if mailed by certified mail or registered mail to the respective parties at the following addresses:

      TO CPVD:
            Director, Patent and Technology Licensing Office
            CompuSonics Video Corporation
            32751 Middlebelt Road, Suite B
            Farmington Hills, MI 48334

      TO IDM Group:
            Vice President - Legal Department
            Interactive Digital Media Corporation
            7432 E. Terra Buena Lane, #101
            Scottsdale, Arizona 85260

ARTICLE 9. PRESS RELEASES, PROMOTIONAL MATERIALS
9.1   IDM Group will not,  without  CPVD's  prior  review and express  written consent, issue any press release, or issue or make any other public comment, or publish or broadcast any advertisement in any media, or disseminate any sales promotional materials, regarding this Agreement or the terms thereof or the use of the LICENSED PRODUCTS by CPVD or any CPVD ASSOCIATED COMPANIES. If IDM Group desires to issue a public statement, or publish or broadcast any advertisement, or disseminate any sales promotion materials which in any way refer to CPVD, or any CPVD ASSOCIATED COMPANY in connection with this Agreement or the terms thereof, it shall give CPVD reasonable notice, in advance, which notice shall set forth verbatim the proposed text and the circumstances regarding its proposed release. As soon as practicable after receiving such notice, CPVD will either consent to the issuance of the proposed statement, advertisement or sale promotion materials or advise IDM Group of its objections thereto. CPVD will discuss any such objections in good faith, it being understood that IDM Group will not release the proposed materials for publication or broadcast, or otherwise disseminate such promotional materials, without CPVD's prior consent. CPVD may, at its option, issue a press release on this matter and will notify IDM Group in advance of doing so, although the approval of IDM Group is not required.

ARTICLE 10. GOVERNING LAW
10.1 This Agreement shall be construed and enforced in accordance with the laws of the State of Michigan without regard to conflict of law principles.

ARTICLE 11. DISPUTE RESOLUTION
11.1 Should any dispute or difference arise out of or in relation to this Agreement, it shall be resolved in a spirit of good faith and on a commercially realistic basis by mutual negotiation or by a dispute resolution process as set forth in this Article.

11.2 If a dispute arises between the parties relating to this Agreement, the following procedure shall be implemented before either party pursues other available remedies except that either party may seek injunctive relief from a court where appropriate in order to maintain the status quo while this procedure is being followed:
11.2.1      The parties  shall hold a meeting  promptly in  Farmington  Hills,
                  Michigan,   attended   by   persons   with   decision-making
                  authority  regarding  the dispute,  to attempt in good faith
                  to  negotiate  a  resolution   of  the  dispute;   provided,
                  however, that no such meeting shall be deemed to vitiate or reduce the obligations and liabilities of the parties hereunder or be deemed a waiver by a party hereto of any remedies to which such party would otherwise be entitled hereunder.
11.2.2 If, within thirty (30) days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, they agree to have any and all outstanding disputes between the parties be finally settled by arbitration, pursuant to the
                  then-current   Rules  for   Non-Administered   Arbitration  of
                  Business Disputes of the Center for Public Resources.
11.2.3      The place of dispute  resolution shall be, unless otherwise agreed
                  between   the   parties,   the   State  of   Michigan.   The
                  substantive and procedural law of the State of Michigan shall apply to the proceedings. Equitable remedies shall be available in the arbitration. Punitive damages shall not be awarded. Judgment upon the award rendered in any
                  arbitration   shall  be   entered   in  any   court   having
                  jurisdiction  thereof,  or  application  may be made to such
                  court   for  a   judicial   acceptance   of  the  award  and
                  enforcement thereof, as the law of such jurisdiction may require or allow. This Article is subject to the Federal Arbitration Act, 9 U.S.C.A. sec. 1 et seq.
                                                     -------

ARTICLE 12. ENTIRE AGREEMENT
      This Agreement, constitutes the entire agreement of the parties with respect to the licenses granted herein and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions between the parties, oral and written, with respect to such license.

ARTICLE 13. INDEPENDENT CONTRACTORS
      The parties agree that, in the performance of this Agreement, they are and shall remain independent contractors. Nothing contained in this Agreement shall constitute either party as the agent, partner or representative of the other party for any purpose or in any sense whatsoever, and neither shall bind the other party to the contract or any obligation or represent to any person or entity that it has the right to enter into any binding obligation in the other party's behalf.

ARTICLE 14. MODIFICAITONS
      No alteration, amendment, modification, waiver or termination of this Agreement shall be valid or binding unless made pursuant to an instrument in writing signed by each of the parties.

ARTICLE 15. WAIVERS AND EXTENSIONS
      Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party that makes specific reference to this Agreement. No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy created hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto of any breach of or default in any term or condition of this Agreement shall constitute a waiver of or sent to any succeeding breach of or default in the same or any other term or condition hereof.

ARTICLE 16. INVALID PROVISIONS
      All of the provisions in this Agreement shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any term of this Agreement, or part thereof, not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining terms hereof shall constitute their agreement with respect to the subject matter hereof, and all such remaining terms shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision s of this Agreement shall be replaced by a valid provision, which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

ARTICLE 17. SUCCESSORS AND ASSIGNS
      This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assignees.

ARTICLE 18. ASSIGNMENT
      This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by IDM Group without the prior written consent of CPVD. However, if substantially all of the assets of IDM Group are acquired by a third party, consent for assignment and delegation to that third party shall not unreasonably be withheld by CPVD.

ARTICLE 19. COUNTERPARTS
      This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate originals by their duly authorized representatives.



COMPUSONICS VIDEO                   INTERACTIVE DIGITAL MEDIA
CORPORATION                         CORPORATION

By:  /s/Robert R. Hebard            By:  /s/Panfilo DiNello
-----------------------------       ----------------------------------

Printed Name:  Robert R. Hebard     Printed Name: Panfilo DiNello
             -------------------                  ----------------------

Its:        President               Its:  Agent
    ---------------------------           ----------------------------

Date Signed: August 11, 2000     Date Signed: August 11, 2000
             ------------------                  ---------------------